[LOGO]                              [LOGO]                               [LOGO]

              SABRE'S TRAVELOCITY.COM AND PREVIEW TRAVEL TO MERGE,
                   ESTABLISHING CLEAR LEADER IN ONLINE TRAVEL


- MERGER CREATES THE LEADING ONLINE TRAVEL SERVICE IN THE LARGEST RETAIL E-COMMERCE CATEGORY, WITH A COMBINED REGISTERED MEMBERSHIP BASE OF 17 MILLION AND MORE THAN $1 BILLION IN PROJECTED 1999 TRAVEL SALES.(1)

- NEW ENTERPRISE TO BUILD UPON STRATEGIC PARTNERSHIPS WITH MAJOR INTERNET PORTALS INCLUDING AMERICA ONLINE/NETSCAPE, YAHOO!, LYCOS, GO NETWORK, EXCITE, @HOME AND COMPUSERVE.

- SABRE TO OWN 70 PERCENT STAKE IN THE COMBINED ENTITY; EXISTING PREVIEW TRAVEL STOCKHOLDERS TO HOLD 30 PERCENT. TRANSACTION STRENGTHENS SABRE'S LEADERSHIP POSITION AS THE NUMBER ONE GLOBAL TRAVEL DISTRIBUTION SYSTEM FOR THE INTERNET.


FORT WORTH, TX and SAN FRANCISCO, CA - Oct. 4, 1999 - Sabre Holdings Corporation (NYSE: TSG) and Preview Travel, Inc. (NASDAQ: PTVL) today announced the creation of a new company that combines Sabre's Travelocity.com division with Preview Travel. The transaction creates the clear leader in online travel, a new company that will be known as Travelocity.com. Sabre will retain 70 percent ownership of the new company with the remaining 30 percent owned by Preview Travel stockholders. The new company will benefit from a new, five-year contract with America Online, Inc. that makes Travelocity.com the exclusive reservations engine for all travel-related services within the AOL service, AOL.COM, CompuServe, Digital City and Netscape, and provides Travelocity.com with a share of specified travel-related advertising revenues. In addition, Yahoo! Inc. has extended its existing contract with Travelocity.com and has agreed to invest in the new entity.

The merger creates a new powerhouse in the online travel market, the largest retail e-commerce category, projected to grow from $7.8 billion in 1999 to $32.1 billion by 2004.(2) The new, combined company will have more than 17 million registered memberships and more than eight million unique monthly visitors - making it 50 percent


--------
(1) Travel sales are the aggregate dollar values of the total amounts paid by consumers for air, car, hotel, vacation and cruise products, net of cancellations.
(2) Forrester Research

                                     -more-

SABRE'S TRAVELOCITY.COM AND PREVIEW TRAVEL TO MERGE
October 4, 1999
Page 3

larger than the next largest online travel agency site.(3) Travelocity.com will have established distribution relationships with America Online/Netscape, Yahoo!, Lycos, Go Network, Excite, @Home and CompuServe, among other leading Internet sites. Combined travel sales for the two companies in the first half of 1999 totaled more than $467 million. The new company is projected to be the third largest e-commerce site after Amazon.com and eBay(4), and one of the top ten travel agencies based on 1999 booking estimates.(5)

At the close of the transaction, the combined business will be headquartered in Fort Worth, Texas, with a significant operating presence in San Francisco. Terrell B. Jones, president of Travelocity.com, will be the president and chief executive officer of the new company. Donald J. Carty, chairman of Sabre Inc., will serve as chairman of the board until a new Sabre chief executive officer is named. James Hornthal, founder and chairman of Preview Travel, Inc., will serve as vice chairman.

"The new Travelocity.com will bring together the very best of Travelocity and Preview Travel - two successful and talented organizations - to create an unparalleled combination of content and innovative services to online consumers," Terrell B. Jones said. "We've long admired the Preview Travel site for the experience it provides consumers. Going forward, as the leader in online travel, our focus will continue to be on providing the best shopping opportunities and customer support available anywhere - online or offline."

"Bringing together the innovative technology solutions of Sabre's
Travelocity.com with Preview Travel's effective integration of content, community, commerce and world-class customer service will benefit our customers and our partners," James Hornthal said. "We expect the additional scale that we will achieve throughout the enterprise to translate into long-term consumer and stockholder value."

AMERICA ONLINE AGREEMENT
At close of the merger transaction between Travelocity and Preview Travel, Travelocity.com will have a new five-year agreement with America Online. Under the new deal, the new Travelocity.com will be the exclusive reservations engine for all travel-related services within the AOL service, AOL.COM, CompuServe, Digital City and Netscape. The AOL agreement will allow users to access the same set of travel reservations services from each of these AOL brands, providing a consistent and seamless experience from multiple access points. The agreement also calls for a unique revenue sharing structure designed to reward both companies based on the success of their trend-setting partnership. AOL will share in commissions on travel sales and Travelocity.com will share in advertising revenue.

--------

(3) Travelocity.com currently has 8.7 million members and 4.1 million monthly unique visitors. Preview Travel currently has 9 million members and 4.1 unique monthly visitors (WWW only), according to Media Metrix, July 1999.
(4) Media Metrix, July 1999
(5) Travel Weekly's annual U.S. Travel Agency Survey


                                     -more-

SABRE'S TRAVELOCITY.COM AND PREVIEW TRAVEL TO MERGE
October 4, 1999
Page 4


YAHOO! AGREEMENT
Sabre also announced that it has agreed on terms with Yahoo! Inc. for an extension of the existing contract, strengthening the relationship between Travelocity.com and Yahoo! Travel, Yahoo!'s comprehensive resource for researching, planning and booking travel. The agreement will be contributed to the new Travelocity.com as part of the merger. Yahoo! has also agreed to make a minority investment in the new company, demonstrating additional support of the ongoing relationship with Travelocity.com.

MERGER STRUCTURE
Sabre will contribute the assets of Travelocity.com plus $50 million in cash in exchange for 70 percent ownership in the new company, formed as a Delaware limited partnership. Current Preview Travel stockholders will hold 30 percent of the combined entity through a new corporate entity, Travelocity.com Inc. At the close of this transaction, Preview Travel shares will convert 1:1 into shares of the new company, and Travelocity.com Inc. will trade under the symbol TVLY on the NASDAQ National Market System.

The merger has been approved by both Sabre and Preview Travel boards of directors, and is expected to close in first quarter 2000. The transaction is subject to regulatory approval, customary closing conditions and requires approval by Preview Travel's stockholders.

Preview Travel was advised by Hambrecht and Quist on the transaction, while Sabre was advised by Goldman Sachs & Co.

SHAREHOLDER BENEFITS
"We have been committed to unlocking the value of Travelocity.com for Sabre's shareholders," said Donald Carty, chairman of Sabre Inc. "Through the new ownership structure, we've created a pure Internet play in which our shareholders will own a majority stake of the third largest e-commerce site. In addition, this transaction provides Travelocity.com with access to Internet currency, and at the same time preserves the product development synergies that exist between Travelocity.com and Sabre."

Once the two sites are fully integrated, the new Travelocity.com will use the Sabre computer reservations system, strengthening Sabre as the largest processor of travel transactions on the Internet and the leader in all other channels of travel distribution. Sabre will consolidate the financial results of the new company into its own financial reporting and will continue to trade under the symbol TSG on the New York Stock Exchange. AMR's majority-ownership of Sabre is unaffected by this transaction.

"Consolidation in growing markets is inevitable. The drive to achieve global scale is incredibly compelling for us and our strategic marketing partners," said Chris Clouser, president and chief executive officer of Preview Travel, Inc. "By combining resources with Travelocity, we are able to help write the next chapter in online travel. We expect our clear leadership position will pay important dividends, now and in the future, for our customers, employees and shareholders."


                                     -more-

SABRE'S TRAVELOCITY.COM AND PREVIEW TRAVEL TO MERGE
October 4, 1999
Page 5


ABOUT TRAVELOCITY.COM
Travelocity.com is one of the largest online travel sites with $301 million in gross travel sales for the first half of 1999, exceeding the total $285 million it recorded for all of 1998. Based on last year's sales, it was ranked 19th in Travel Weekly's 1999 Top 50 U.S. Travel Agency Survey. To date, Travelocity.com has more than eight million registered members. In March 1996, Travelocity.com launched at www.Travelocity.com. In the United Kingdom, www.Travelocity.co.uk launched in November 1998 and in Canada, www.Travelocity.ca launched in April 1999.

Travelocity.com is owned and operated by Sabre. Travelocity.com provides reservations capabilities for 95 percent of all airline seats sold, more than 42,000 hotels, more than 50 car rental companies and more than 70,000 vacation packages. This reservations capability is paired with access to a vast database of destination and interest information.

ABOUT PREVIEW TRAVEL
Preview Travel is a leading online travel site with nine million registered members and reported gross bookings of $200.1 million in 1998 and $166.7 million in the first half of 1999. Preview Travel is America Online's primary travel partner, offering integrated travel content and services to AOL's 18 million subscribers. It also has relationships with Excite, Lycos, Snap and USA Today, and has established itself as a leader in online media sales.

Preview Travel provides online travel services for leisure and small-business travelers. It offers one-stop shopping for airline tickets, vacation packages, car rentals, hotels and cruises, as well as integrated access to travel information, merchandise, news and world-class customer service.

ABOUT SABRE
Sabre is a world leader in the electronic distribution of travel and is a leading provider of information technology solutions for the travel and transportation industries, including customized software development and software products, transaction processing, consulting, and total information technology outsourcing. Additional information on Sabre is located on the world wide web at www.Sabre.com. Sabre and the Sabre logo are registered trademarks of an affiliate of Sabre Inc.

Statements in this news release about anticipated or expected future revenue and earnings growth are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to Sabre and Preview Travel on the date of this release. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Sabre and Preview Travel undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.



                                     -more-

SABRE'S TRAVELOCITY.COM AND PREVIEW TRAVEL TO MERGE
October 4, 1999
Page 6


CONTACTS:
Sabre Inc.                Travelocity.com           Preview Travel
Barbara Kieker            Dawn Caesar               Scott Radcliffe
Sabre                     Vollmer Public Relations  Preview Travel
Tel: 817-931-9503         Tel: 713-546-2230         Tel: 415-439-1370
barbara.kieker@sabre.com  dawn@vollmerpr.com        sradcliffe@previewtravel.com

Travelocity.co.uk         Travelocity.ca
Matt Priddle              Jacque Rardin
Companycare               Vollmer Public Relations
Tel:  44-118-939-5900     Tel: 713-546-2230
matt@companycare.com      jacque@vollmerpr.com




                                       ###